As filed with the Securities and Exchange Commission on September 12, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Comera Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-4706968
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Gill Street, Suite 4650 Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

Comera Life Sciences Holdings, Inc. 2022 Equity and Incentive Plan

(Full title of the plan)

Jeffrey S. Hackman

President and Chief Executive Officer

Comera Life Sciences Holdings, Inc.

12 Gill Street, Suite 4650

Woburn, Massachusetts 01801

(Name and address of agent for service)

(617) 871-2101

(Telephone number, including area code, of agent for service)

With a copy to:

Stacie S. Aarestad

Ryan M. Rourke Reed

Foley Hoag LLP

Seaport West

155 Seaport Boulevard

Boston, MA 02210

Tel: (617) 832-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Comera Life Sciences Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 3,000,000 shares of its common stock, par value $0.0001 per share, that may be issued and sold under the Comera Life Sciences Holdings, Inc. 2022 Equity and Incentive Plan (the “2022 Plan”), following the amendment to the 2022 Plan that was approved by the Registrant’s stockholders at its annual meeting on August 31, 2023. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to that instruction, the contents of the Registration Statements on Form S-8 (File Nos. 333-266824 and 333-270679) filed with the Securities and Exchange Commission on August 12, 2022 and March 17, 2023 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

(a)	Exhibits

4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by the Registrant with the SEC on August 15, 2022).

4.2

Certificate of Designation of the Series A Convertible Perpetual Preferred Stock (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed by the Registrant with the SEC on May 25, 2022)

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q filed by the Registrant with the SEC on August 15, 2022).

5.1*	Opinion of Foley Hoag LLP.

23.1*	Consent of Baker Tilly US, LLP.

23.2*	Consent of Foley Hoag LLP (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included in the signature page of this registration statement)

99.1

Comera Life Sciences Holdings, Inc. 2022 Equity and Incentive Plan (as amended through August 31, 2023) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on September 1, 2023).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Massachusetts on the 12th day of September, 2023.

COMERA LIFE SCIENCES HOLDINGS, INC.

By:	/s/ Jeffrey S. Hackman
Name:	Jeffrey S. Hackman
Title:	Chairman, President and CEO

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each Jeffrey S. Hackman and Michael Campbell as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-8 and any and all amendments to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey S. Hackman	Chairman, President and Chief Executive Officer	September 12, 2023
Jeffrey Hackman

/s/ Michael Campbell	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 12, 2023
Michael Campbell

/s/ James Sherblom	Director	September 12, 2023
James Sherblom

/s/ Edward Sullivan	Director	September 12, 2023
Edward Sullivan

/s/ Sirshendu Roopom Banerjee	Director	September 12, 2023
Sirshendu Roopom Banerjee

/s/ Kirsten Flowers	Director	September 12, 2023
Kirsten Flowers

/s/ William A. Wexler	Director	September 12, 2023
William A. Wexler